UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 31, 2018

Park Place Energy Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-55539	47-4488552
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 700, 838 West Hastings Street, Vancouver	V6C 0A6
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	1 (250) 996-421

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS
ITEM 7.01	REGULATION FD DISCLOSURE
ITEM 8.01	OTHER ITEMS

Appointment of Director & Officer

Effective December 31, 2018, Dr. Barry Wood was appointed to serve as a director on the Board of Directors of Park Place Energy Inc.(“we”, “us”, “our”, the “Company”). Dr. Wood’s joins incumbent directors Arthur Halleran and David Thompson, increasing the number of directors on the Board to three. Concurrently, David Thompson assumed the title of Corporate Secretary of the Company in addition to his roles as Chief Financial Officer and Director.

Dr. Barry Wood - Director – Age 71

From 2008 to the present Dr. Wood has been an Independent Exploration Advisor, having assisted companies such as Dana Gas, NPC, Sea Dragon, Maurel et Prom and others, establishing new offices, reviewing and recommending new opportunities, preparing contracts and managing G&G programs. From August, 2012 to 2015 Dr. Wood was an Advisor, Exploration, to NPC (Egypt). From 2008 to August 2012 Dr. Wood was an Advisor, Exploration, to Sea Dragon Energy in Egypt. From 2006 to 2007 Dr. Wood was Country Manager for Maurel et Prom, based in Dar es Salaam, Tanzania. From 2001to the present, Dr. Wood founded PetroQuest International Ltd. and advised to them in regards to new exploration fairways in Tanzania, Syria and Egypt. From 1997 to 2001 Dr. Wood was employed at Oxford University Research in regards to Reservoir & Structural Development through Lithospheric Folding. From 1993 to 1997 Dr. Wood was the Exploration Manager for Marathon International Oil Company, based in Cairo, Egypt. From 1989 to 1993 Dr. Wood was the Exploration and General Manager for Marathon International Oil Company, based in Damascus, Syria. From 1985 to 1989 Dr. Wood was the Area Manager, New Ventures, for Marathon International Oil Company, in the areas of Europe, N. & E. Africa, Middle East, based in London and Houston. From 1981 to 1985 Dr. Wood was an Advanced Senior Geologist with Marathon International Oil in Singapore. From 1980 to 1981 Dr. Wood was with Asamera Oil Ltd., Jakarta, Indonesia as a Senior Geologist (N. Sumatra evaluation); from 1978 to 1980 Oasis Oil Company of Libya, Tripoli, Libya as a Senior Geologist (Sirte Basin Evaluation); from 1976 to 1978 Pembina Pipeline, Calgary, Alberta as an Exploration Geologist, Western Canada Basin; and from 1972 to 1976 was with Shell Canada, Calgary, Alberta as a New Ventures Exploration Geologist (Canadian Frontier).

There have been no transactions between our Company and Barry Wood since our last fiscal year which would be required to be reported herein. There are no family relationships among our directors or executive officers.

Filing of Preliminary Prospectus

On January 11, 2019 we filed a preliminary non-offering prospectus with the British Columbia Securities Commission (“BCSC”). The prospectus is being filed in accordance with the provisions of Canadian National Instrument 41-101 – General Prospectus Requirements to qualify the distribution of our common shares in Canada. No new securities are being registered for offer. Concurrently with the filing, the Corporation is making an application to list the Corporation's common shares on the Canadian Securities Exchange. The listing is subject to a number of conditions, including the filing of, and acceptance by, a final non-offering prospectus with the BCSC, and acceptance and approval by the Canadian Securities Exchange.

News Release

On January 15, 2019 the Company issued a news release announcing the filing of its preliminary prospectus with the BCSC, and the appointment of Dr. Barry Wood to the Board of Directors.

Item 9.01	Financial Statements and Exhibits

7.01	News Release dated January 15, 2019

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARK PLACE ENERGY INC.

/s/Arthur Halleran
Arthur Halleran
President and Chief Executive Officer

Date: January 15, 2019